EXHIBIT 2.1


                      STOCK AND ASSET PURCHASE AGREEMENT

      THIS STOCK AND ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into this 18th day of September, 2001 (the "Agreement Date") by and among RAPID LINK USA, INC., a Georgia corporation ("Rapid Link USA" or "Sub"); RAPID LINK, INC., a Georgia corporation that is the sole shareholder of the Sub ("RLI" or "Parent"); and DIAL THRU INTERNATIONAL CORPORATION, a Delaware corporation (the "Purchaser"). Parent and Sub are referred to collectively herein as the "Sellers."

                                  Background

      WHEREAS, Rapid Link Inc. is the parent corporation and owns 100% of all of the outstanding capital stock of Rapid Link USA;

      WHEREAS, Rapid Link Inc. also owns all of the issued and outstanding capital stock (or other such membership interests under German law, referred to as the "GmbH Stock") of Rapid Link Telecommunications GmbH ("GmbH"), a German company;

      WHEREAS, Rapid Link USA, Rapid Link Inc. and GmbH are operating companies and engage in the business of providing telecommunications services;

      WHEREAS, Purchaser desires to purchase certain assets as hereinafter defined (the "Acquired Assets") from Rapid Link USA, and Rapid Link USA desires to sell and transfer the Acquired Assets to Purchaser, subject to the terms and conditions set forth herein;

      WHEREAS, Purchaser desires to purchase from Rapid Link Inc., and Rapid Link Inc., desires to sell and transfer to Purchaser, all of the GmbH Stock, subject to the terms and conditions set forth herein;

      WHEREAS, Purchaser desires to assume certain of Rapid Link USA's executory contracts and unexpired leases as hereinafter defined (the "Assumed Contracts and Leases"), and Rapid Link USA desires to assign and transfer such Assumed Contracts and Leases to Purchaser, subject to the terms and conditions set forth herein; and

      WHEREAS, Rapid Link Inc. and Rapid Link USA are both debtors in possession in Chapter 11 bankruptcy proceedings, having filed petitions constituting Orders for Relief under 11 U.S.C. Chapter 11 on March 13, 2001 (the "Petition Date"). Said bankruptcy proceedings are pending in the United States Bankruptcy Court for the Northern District of Georgia, Atlanta Division, case numbers 01-63272-JEM and 01-63273-JEM _ jointly administered under Case No. 01-63272-JEM (hereinafter referred to as the "Bankruptcy Case").

                                  Agreement

      NOW, THEREFORE, for and in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, and intending to be legally bound, the parties hereto agree as follows:

                               1.  Definitions

      The capitalized terms set forth below in this Section and elsewhere in this Agreement, and their variant forms, shall have the meanings assigned. The terms "such as," "including," "include" and "includes" and their variant forms denote partial definitions and are intended as illustrative and non-exhaustive, rather than limitative, and are deemed to include qualifiers such as "without limitation." The use of the singular or plural form shall include the other form, and the use of the masculine, feminine or neuter gender shall include the other genders.

      1.1 The "Acquired Assets" means any and all of Sellers' rights, title, and interest in and to assets of any kind or description, tangible or intangible, that are owned, leased or licensed by Sub, except for (a) the Excluded Assets and (b) any executory contracts or unexpired leases that are not Assumed Contracts and Leases. The Acquired Assets include, without limitation, the following:

           (a)  all  tangible  property  of   the  Sub,  including,   without
 limitation, the furniture, fixtures and equipment listed on Schedule 1.1(a) attached hereto and incorporated herein by reference;

           (b) all intangible property of the Sub, including, without limitation, all trademarks, copyrights, trade secrets, patents (and any and all registrations and applications for trademarks, copyrights or patents), computer software, and all transferable permits, licenses, and approvals in connection with the operation of the Sub's business;

           (c) the Assumed Contracts and Leases listed on Schedule 1.1(c) attached hereto and incorporated herein by reference, subject to payment by Purchaser of the cure amounts listed on such Schedule 1.1(c); provided, however, that the Purchaser may delete any one or more of the Assumed Contracts and Leases from Schedule 1.1(c) upon written notice to the Sellers of such deletion, provided such notice is delivered to the Sellers prior to the Closing;

           (d) all pre-paid deposits of any kind or nature whatsoever paid by the Sellers in connection with the Assumed Contracts and Leases.

      1.2 "Advance Payments" mean payments made by customers to the Sellers in advance of the customer's utilization in full of the Sub's services.

      1.3 "Agreement" means this Stock and Asset Purchase Agreement, including all Exhibits and Schedules that are attached hereto.

      1.4 "Assumed Contracts and Leases" means the specified leases and contracts of Sub listed on the attached Schedule 1.1(c) that are assumed by and assigned to Purchaser hereunder.

      1.5 The "Bankruptcy Code" means and refers to the United States Bankruptcy Code, codified in relevant part as 11 U.S.C. SS 101 et seq.

      1.6 The "Bankruptcy Case" means those bankruptcy cases before the Bankruptcy Court, in which the Sellers are debtors in possession (Case Nos. 01-63272-JEM and 01-63273-JEM _ jointly administered under Case No. 01-63272-JEM).

      1.7 The "Bankruptcy Court" means the Bankruptcy Court in the Northern District of Georgia, Atlanta Division with jurisdiction over the Bankruptcy Case.

      1.8 The "Break-Up Fee" means an amount of $130,000 to be paid to Purchaser in accordance with Section 10.3 hereof.

      1.9  The  "Closing"   means  the   consummation  of   the   Transaction
 contemplated hereby.

      1.10 The "Closing Date" means the date on which the Closing is completed.

      1.11 "Customary Pro-Rations" means all expenses including, but not limited to, taxes, utilities and tariffs which have been pre-paid by Sub or which have accrued against Sub's account, and that apply with respect to a period of time up to and including the Closing Date.

      1.12 "DTI Shares"  means and  refers to  shares of  Purchaser's  Common
 Stock.

      1.13 "Deposit" means the sum of $200,000, consisting of (a) $100,000 previously paid by the Purchaser to GmbH; and (b) $100,000 to be paid by the Purchaser upon execution of this Agreement and to be held in escrow by counsel for the Sellers, with such Deposit to be either applied toward the purchase price at the closing or refunded to the Purchaser in accordance with the terms of this Agreement.

      1.14 "Excluded Assets" means those assets of Sub that are retained by Sub and are not sold to Purchaser, all of which Excluded Assets are listed on Schedule 1.13 to this Agreement.

      1.15 The "Final Date for Closing" means fifteen (15) days after the entry of an order by the Bankruptcy Court in the Bankruptcy Case approving the sale and as to which no notice of appeal or motion for leave to appeal has been filed, unless the Final Date for Closing is extended by mutual written agreement of the parties.

      1.16 "Pre-Petition Debts" means any and all debts owed by GmbH to the Sellers (either individually or collectively), provided such debts were incurred prior to the filing of the Bankruptcy Case.

      1.17 "Post-Petition Debts" means any and all debts owed by GmbH to the Sellers (either individually or collectively), other than the Pre-Petition Debts.

      1.18 The "Transaction" means the transaction pursuant to which Purchaser shall assume and take assignment of the Assumed Contracts and Leases and shall purchase the Acquired Assets and GmbH Stock, all according to the terms hereof.

                    2.  General Terms of Purchase and Sale

      2.1  Transfer of Stock and Acquired Assets;  Pre-Petition/Post-Petition
 Debts.

      (a) Upon the terms and subject to the conditions contained herein, at the Closing, Parent shall sell, convey, transfer, assign and deliver to Purchaser, and Purchaser shall purchase and acquire from Parent, the GmbH Stock and the Acquired Assets, free and clear of any and all liens, claims and encumbrances in accordance with Section 363 of the Bankruptcy Code.

      (b) Effective at the Closing, any and all Pre-Petition Debts and Post-Petition Debts are and shall be released and forgiven, without further action required on the part of any party.

      2.2 Purchase is "As Is, Where Is". PURCHASER ACKNOWLEDGES AND AGREES THAT PURCHASER IS ACQUIRING THE ASSUMED CONTRACTS AND LEASES, THE GMBH STOCK AND THE ACQUIRED ASSETS "AS IS, WHERE IS," WITH ALL FAULTS AND WITH NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, EXCEPT AS OTHERWISE PROVIDED IN ARTICLE 6 OF THIS AGREEMENT. THE PURCHASER EXPRESSLY ACKNOWLEDGES THAT NEITHER THE PARENT NOR THE SUB IS MAKING OR HAS MADE ANY REPRESENTATIONS AS TO THE VALUE, CONDITION, MARKETABILITY, DESIRABILITY OR OTHER CONDITION OF THE ASSUMED CONTRACTS AND LEASES, THE GMBH STOCK AND THE ACQUIRED ASSETS, EXCEPT AS OTHERWISE PROVIDED IN ARTICLE 6 OF THIS AGREEMENT.

                        3.  Consideration and Closing

      3.1  Consideration from Purchaser.

      (a) Upon the terms and subject to the conditions contained herein, at the Closing Purchaser shall deliver the following to Sellers as consideration for the GmbH Stock and the Acquired Assets: (i) the $200,000 Deposit; (ii) $1,800,000, $1,600,000 of which shall be adjusted for any Customary Pro-Rations made as of the Closing Date and delivered at the Closing via wire transfer or otherwise immediately available funds, and $200,000 of which shall be retained by the Purchaser in escrow pursuant to section 3.1(b) below; and (iii) 600,000 newly issued DTI Shares, free and clear of any and all liens and encumbrances, fully paid and non-assessable, and the value of which shall be guaranteed by the Purchaser in accordance with Section 3.1(c) below.

      (b) The Purchaser shall retain $200,000 of the purchase price in escrow for a period of thirty (30) days following the Closing. During such thirty (30) day period, the Purchaser shall calculate the Advance Payments outstanding as of the Closing Date. The Purchaser shall deduct and retain from the $200,000 held in escrow an amount equal to the Advance Payments outstanding as of the Closing Date, and pay to the Sellers the balance of the $200,000 no later than thirty (30) days following the Closing.

      (c) The Purchaser agrees that on the date the registration statement contemplated by Section 7.10(b) is declared effective (the "Effective Date") by the Securities and Exchange Commission (the "Commission"), Purchaser shall either (i) issue additional shares to the Sellers in excess of the 600,000 DTI Shares; or (ii) pay to the Sellers additional cash consideration, so that the minimum value of the consideration received pursuant to Section 3.1(a)(iii) is $300,000. For purposes of this Section 3.1(c), the value of a DTI Share shall be the average of the daily closing sales prices, or, if there is no closing sales price, the average of the closing bid and asked price, in the over-the-counter market, for the five
 (5) consecutive trading days immediately prior to the Effective Date, as reported by the National Association of Securities Dealers' Automated Quotation System, or, if not so reported, as reported by the National Quotation Bureau, Incorporated or any successor thereof, or if not so reported, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. as selected by the Purchaser.

      (d) At the Closing, Purchaser shall assume and take assignment of the Assumed Contracts and Leases, as may be modified by Purchaser prior to the Closing, and subject to payment of any and all cure amounts as (i) indicated on Schedule 1.1(c) and (ii) approved by the Bankruptcy Court. The Purchaser shall thereafter assume and be solely responsible for any payments, claims or other liabilities that have arisen or later arise therefrom, and shall have the sole benefit of such Assumed Contracts and Leases to the exclusion of Sellers. Except as provided in this Section 3.1(d), Purchaser is not assuming, and has no responsibility for any debts, liabilities or other obligations of Sellers.

      3.2  Time and Place of Closing; Deliveries at Closing.

      (a) The Closing shall take place at the offices of Sellers' counsel, Kritzer & Levick, P.C., in Atlanta, Georgia.

      (b) The Closing shall take place no later than the Final Date for Closing, at a reasonable time during business hours as agreed to by the Purchaser and the Sellers.

      (c)  At the Closing:

           (1) Parent shall deliver to the GmbH Stock, free and clear of any liens or encumbrances, and an executed Transfer Agreement in form reasonably acceptable to the Purchaser and as required by the laws of the Country of Germany to effect the transfer of the GmbH Stock.

           (2) Sub shall deliver to Purchaser possession of the Acquired Assets and a Bill of Sale, Assignment and Assumption Agreement, and such other documents reasonably requested by Purchaser in forms reasonably satisfactory to Purchaser so as to vest and demonstrate title in the Acquired Assets in Purchaser upon the terms of this Agreement.

           (3) The Sellers shall deliver to Purchaser a closing certificate certifying that all of the conditions to closing contained in Sections 4.1, 4.2(c) through (f) and 4.3 have occurred or been waived and further certifying that the representations and warranties of Sellers contained in Article 6 of this Agreement continue to be true and complete as of the Closing.

           (4) Purchaser shall deliver the consideration due under Section 3.1, comprised of (a) a certificate for the DTI Shares and (b) the cash balance remaining due at Closing less the $200,000 to be held by the Purchaser in escrow in accordance with Section 3.1(b), to be paid by wire transfer or other immediately available funds.

           (5) Purchaser shall deliver to the Sellers a closing certificate certifying that the Purchaser's conditions to closing contained in Sections 4.1 and 4.2(a) and (b) have occurred or been waived and further certifying that the representations and warrantees of Purchaser contained in Article 5 of this Agreement continue to be true and complete as of the Closing.

      3.3 Further Assurances. From and after the Closing, Sellers agree to take such further actions as Purchaser may from time to time reasonably request with respect to the assignment, transfer, and delivery to Purchaser of the Acquired Assets and the GmbH Stock and the consummation in full of the Transaction.

                             4. Conditions to Closing

      4.1 Of Both Parties: This Agreement and the Transaction contemplated hereby is subject to the occurrence and satisfaction of all of the following conditions, any of which may be waived only by the written agreement of Purchaser and the Sellers:

           (a) the entry of an order by the Bankruptcy Court, final beyond appeal, (i) approving this Agreement and authorizing the Sellers to consummate the Transaction as provided herein; (ii) providing that the sale of the Acquired Assets and GmbH Stock be free and clear of any liens, claims and encumbrances as provided for in 11 U.S.C. S 363 except for Customary Pro-Rations of expenses (iii) authorizing the assumption and assignment of the Assumed Contracts and Leases; (iv) approving the cure amounts listed on
 Schedule 1.1(c); and (v) that is otherwise acceptable to the Purchaser; and

           (b) the entry of an order by the Bankruptcy Court, final beyond appeal, approving the sale procedures set forth in the motion filed by the Sellers in the Bankruptcy Cases on August 21, 2001, as amended to reflect the Break-Up Fee as defined in this Agreement.

      4.2 Of Purchaser: This Agreement and the Transaction contemplated hereby are subject to the occurrence and satisfaction of all of the following conditions, any of which may be waived by the Purchaser in Purchaser's sole discretion:

           (a) Purchaser shall have obtained financing in the amount of $2,000,000 to allow the Purchaser to consummate the Transaction, upon terms and conditions reasonably acceptable to the Purchaser;

           (b) Purchaser shall have received all necessary licenses, approvals and permits from all federal, state, local, or international agencies required for the operation by Purchaser of the Acquired Assets and the Sellers' and GmbH's business as conducted in the legal and ordinary course prior to and during the Bankruptcy Case;

           (c) Sellers shall have received and maintained all licenses, consents, approvals and permits from, and filed all notices with, all federal, state, local or international agencies or other government authorities to the extent required to consummate the Transaction and assign the Acquired Assets to Purchaser as contemplated in this Agreement;

           (d) The Sellers shall have complied in all material respects with the terms and conditions of this Agreement;

           (e)  The representations and  warranties of  Sellers contained  in
 Article 6 of this Agreement shall continue to be true and complete as of the Closing Date;

           (f) since the Agreement Date, there shall have been no material adverse change, loss or destruction to any of the Acquired Assets; and

           (g) The Sellers shall have delivered to the Purchaser all items required under Section 3.2 of this Agreement.

      4.3 Of the Sellers: This Agreement and the Transaction contemplated hereby are subject to the occurrence and satisfaction of all of the following conditions, any of which may be waived by the Sellers' in their sole discretion:

           (a) The Purchaser shall have complied in all material respects with the terms and conditions of this Agreement;

           (b)  The representations and warranties of Purchaser contained  in
 Article 5 of this Agreement shall continue to be true and complete as of the Closing Date; and

           (c) The Purchaser shall have delivered to the Sellers all items required under Section 3.2 of this Agreement.

          5.  Representations, Warranties and Covenants of Purchaser

      Purchaser hereby covenants, represents and warrants to the Sub and Parent as follows:

      5.1 Organization and Qualification. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all power and authority to conduct its business and to own and operate its properties in the places where such business is conducted.

      5.2 Authority. Subject to the Bankruptcy Court's approval, Section 4.2(b), and Sellers' compliance with Section 4.2(c): (a) Purchaser has full power and authority to enter into this Agreement, and to consummate the transactions contemplated hereby; (b) the execution, delivery, and performance of this Agreement has been authorized and approved by all necessary action on the part of Purchaser; (c) this Agreement is the legal, valid, and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, and by the exercise of judicial discretion in accordance with equitable principles; and (d) neither the execution and delivery of this Agreement by Purchaser nor the consummation by Purchaser of the transactions contemplated hereby will violate any of Purchaser's articles of organization, charter, operating agreement or bylaws or any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Purchaser, or conflict with, result in a breach of, or constitute a default under any indenture, mortgage, lease, agreement, or other instrument to which Purchaser is a party or by which Purchaser may be bound.

      5.3 Due Diligence. Subject to the representation and warranty contained in Section 6.5 hereof, Purchaser has, as of the Agreement Date, completed all due diligence investigation that it deems necessary with respect to the Sellers, the GmbH Stock, the Acquired Assets and the Assumed Contracts and Leases, and has otherwise made and undertaken all necessary due diligence and inquiry it deems necessary in order to enter into and close the Transaction.

      5.4 Disclosures. No representation, warranty, or covenant made by the Purchaser herein, or in any certificate or document furnished or delivered by the Purchaser to the Sellers, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary to make the statements contained herein or therein not misleading.

      5.5 Warranties True as of Closing. All representations and warranties contained herein will be true and correct as of the Closing and will survive the Closing.

                   6.  Representations and Warrantees of Sellers

      The Sellers hereby jointly covenant, represent and warrant to the Purchaser as follows:

      6.1 Organization and Qualification. GmbH is a corporation, duly organized, validly existing, and in good standing under the laws of the Country of Germany, and has all power and authority to conduct its business and to own and operate its properties in the places where such business is conducted.

      6.2 Authority. Subject to the Bankruptcy Court's approval, (a) each of the Sellers has full power and authority to enter into this Agreement, and to consummate the transactions contemplated hereby; (b) the execution, delivery, and performance of this Agreement has been authorized and approved by all necessary action on the part of each of the Sellers (c) this Agreement is the legal, valid, and binding obligation of the Sellers enforceable against the Sellers in accordance with its terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, and by the exercise of judicial discretion in accordance with equitable principles (d) neither the execution and delivery of this Agreement by the Sellers nor the consummation by the Sellers of the transactions contemplated hereby will violate either of the Sellers' or GmbH's articles of organization, charter, operating agreement, bylaws or other applicable corporate governance documents or any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to either of the Sellers or GmbH, or conflict with, result in a breach of, or constitute a default under any indenture, mortgage, lease, agreement, or other instrument to which either of the Sellers or GmbH is a party or by which either of the Sellers of GmbH may be bound.

      6.3 Title to Acquired Assets. Sub is the sole owner of and has good and marketable title to the Acquired Assets, subject only to liens, claims and encumbrances which are capable of being released and divested by an order from the Bankruptcy Court. The Acquired Assets are all of the material assets that Sub and Parent have used to operate the business of the Sub.

      6.4 GmbH Stock. Parent is the sole shareholder and equity owner of GmbH, and the GmbH Stock represents 100% of the issued and outstanding stock and equity of any type in GmbH. The GmbH Stock is free and clear of any and all liens and encumbrances of any type. Parent has the full power and authority to transfer such GmbH Stock to the Purchaser.

      6.5 Books and Records. The financial statements, books and records of the Sellers and GmbH which have been provided by the Sellers to the Purchaser are (a) true, complete and accurate in all material respects for all periods from August, 2000 to present, and (b) to the best of the Sellers knowledge, true, complete and accurate in all material respects for all periods prior to August, 2000. The Sellers are not aware of any new information or events which have occurred since the Sellers provided such statements, books and records to the Purchaser which would render any of the information contained in such documents misleading or false in any material respect.

      6.6 Assumed Contracts and Leases. The cure amounts for the Assumed Contracts and Leases provided by the Sellers on Schedule 1.1(c) are, to the best of the Sellers' knowledge, true and accurate amounts required to be paid by the Purchaser in order to assume the Assumed Contracts and Leases.

      6.7 Licenses and Permits. To the best of the Sellers' knowledge, the licenses and permits being conveyed by the Sellers to the Purchaser as Acquired Assets constitute all of the licenses and permits necessary to conduct the business of Sub as it is now being conducted and the Sellers have paid all fees and charges due in connection therewith.

      6.8 Employee matters. Sellers have made available to Buyer all "employee benefit plans" documents as defined in Employee Retirement Income Security Act of 1974, as amended ("ERISA") Section 3(3) ("Plan") or other writing constituting each Plan and any other information regarding a Plan reasonably requested by Buyer. To the knowledge of the Sellers, (a) all Plans have been administered and operated in compliance with the requirements of ERISA and all other applicable laws, and pursuant to the terms thereof, (b) there has been no "prohibited transaction" within the meaning of Section 406 of ERISA or breach of fiduciary responsibility involving any Plan, and (c) other than claims for benefits arising in the ordinary course, no claims, assessments, investigations, or proceedings in arbitration or litigation relating to or arising under any Plan are pending or threatened, and no basis to any such claim exists. Neither any Seller nor any of their subsidiaries participates in, or has participated in, any "multiemployer plan" within the meaning of Section 3(37) of ERISA. Except to the extent required under Section 601 et seq. of ERISA, (COBRA) no Plan provides, or is obligated to provide, health or welfare benefits for any retired or former employee.

      6.9  Securities  Issuance   Representations.   Each  of   the   Sellers
 represents and warrants with respect to the DTI Shares as follows:

      (a) It understands that the DTI Shares have not been, and, until the effectiveness of the registration statement contemplated by Section 7.10(b), will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and that in issuing the DTI Shares to Sellers hereunder, Purchaser is relying on the private offering exemption from the registration requirements of the Securities Act afforded by Sections 3(b) and 4(2) thereof and Regulation D of the Commission promulgated thereunder.

      (b) It is an "accredited investor" within the meaning of Rule 501 of the Securities Act or that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the DTI Shares.

      (c) It is acquiring the DTI Shares for its own account for investment and not with a view to any distribution or public offering within the meaning of the Securities Act except as contemplated by Section 7.10(b) hereof.

      (d) It understands that the receipt of the DTI Shares hereunder is a speculative investment which involves a high degree of risk of loss of its investment therein. It is able to bear the economic risk of their investment in the DTI Shares for an indefinite period of time, including the risk of a complete loss of its investment in such securities.

      (e) It acknowledges that it has received and have had an opportunity to review prior to executing this Agreement the following Purchaser disclosure documents: (i) Purchaser's Annual Report on Form 10-K/A for the year ended October 31, 2000, (ii) Purchaser's Quarterly Report on Form 10-Q/A for the quarter ended January 31, 2001, (iii) Purchaser's Quarterly Report on Form 10-Q/A for the quarter ended April 30, 2001; (iv) Purchaser's Quarterly Report on Form 10-Q/A for the quarter ended July 31, 2001; and (v) Purchaser's proxy statement of its 2001 Annual Meeting of Stockholders.

      (f) It acknowledges that Purchaser has made available to it at a reasonable time prior to its execution of this Agreement the opportunity to ask questions and receive answers concerning the terms and conditions of this Agreement and to obtain any additional information which Purchaser possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information referred to in (e) above.

      6.10 Bankruptcy Notice. The Sellers have caused notice of this Transaction to be given in full compliance with the requirements of the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure, including, but not limited to, S 363 of the Bankruptcy Code and Bankruptcy Rules 6004, 2002, and 6006(c).

      6.11 GmbH Operations.

           (a) GmbH has correctly prepared and filed all tax returns required to be filed with respect to the business of GmbH including, without limitation, income, wage, withholding tax, trade tax and value added tax returns. All taxes and assessments shown to be due on such tax returns and all other taxes, public impositions and levies, including, without limitation, customs taxes and duties have been paid or will be accrued and reflected in the financial statements as of July 31, 2001. There are no liens for any taxes;

           (b) GmbH has a valid lease contract for the premises used but not owned by it;

           (c)  GmbH  has   given   no  guarantees,   sureties   or   similar
 undertakings surviving the Closing to secure liabilities of third persons;

           (d) All public or private permits and licenses required for the conduct and continuation of the business of GmbH have been obtained and are in full force and effect. There are no circumstances which indicate that any such public or private permit or license may be revoked or restricted after the Closing;

           (e) GmbH has no pension commitment, old age plan, health insurance plan, or similar arrangements with employees or third parties in excess of any statutorily mandated rights. GmbH has no agreements with employed or independent commission agents which in case of their termination may lead to severance payments or which provide for notice periods longer than 30 (thirty) days;

           (f) The agreements entered into by GmbH do not provide for a right to termination or adjustment or renegotiation of the respective other party including administrative agencies in case of a change in ownership of GmbH;

           (g)  There  are  no   credit  lines  with   banks  and  no   loans
 outstanding, except thos credit lines and loans outstanding as are referred to in the financial statements provided to the Purchaser;

           (h) There are no agreements including commitments of financial or any other nature in excess of $10,000.00 U.S. other than as have been provided to the Purchaser;

           (i) GmbH has valid and effective insurance policies protecting against fire, theft, storm, water, explosion, and third party liability for all periods prior to the Closing; and

           (j) There is no litigation pending, or to the best of Sellers' knowledge threatened, to which the companies are a party and there is no administrative or private proceeding, pending or, to the best of Sellers' knowledge, threatened, against GmbH.

      6.12 Disclosures. No representation, warranty, or covenant made by Sellers herein, or in any certificate or document furnished or delivered by the Sellers to the Purchaser, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary to make the statements contained herein or therein not misleading.

      6.13 Warranties True as of Closing. All representations and warranties contained herein will be true and correct as of the Closing and will survive the Closing.


                   7.  Pending and Post-Closing Obligations

      7.1 Business Operations Pending Closing. The Sellers and GmbH shall maintain the condition of the Acquired Assets and operate their respective businesses in the ordinary course of business and in compliance with all laws until and through the Closing Date; provided, that the Sub shall not accept Advance Payments from its customers after September 21, 2001 without the prior written approval of the Purchaser, and shall otherwise use its best efforts to eliminate the outstanding Advance Payments in anticipation of the Closing.

      7.2 Establishment of Cure Amounts. Upon execution of this Agreement, the Sellers shall seek an order of the Bankruptcy Court establishing the cure amounts for the Assumed Contracts and Leases at the amounts listed on
 Schedule 1.1(c).

      7.3 Reasonable Best Efforts. Without limiting any of the parties' respective obligations under this Agreement, each of the parties hereto will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the Transaction contemplated by this Agreement.

      7.4 Notices and Consents. In preparation for the Closing, without limiting any of the parties' respective obligations under this Agreement, each of the parties hereto will cooperate with the other party's efforts to give any notices to, obtain any authorizations, consents and approvals of, and make any filings with, and use its commercially reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies as may reasonably be required to effect the transactions contemplated hereby.

      7.5 Access to Books and Records. The Sellers shall ensure that GmbH shall, permit representatives of Purchaser to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Sub and GmbH, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the Sub and GmbH.

      7.6 Use of Company Name and Other Intellectual Property. Sellers shall have the right and license to use the name Rapid Link, Inc. and Rapid Link USA, Inc. to wind up their business affairs and for any uses necessary to pursue any claims and wind up any affairs associated with the Bankruptcy Cases.

      7.7 Access to Business Records The Purchaser shall maintain all business records of the Sellers for at least two (2) years after the Closing Date. The Sellers or any agent thereof, shall have access to company records during normal business hours to the extent necessary to pursue claims, fulfill any requirements and/or wind up the affairs of the Sellers with respect to the Bankruptcy Case. After expiration of the two-year period and prior to the disposition, transfer or destruction of any business records, such records shall be offered to the possession of the Sellers or Sellers' agent.

      7.8 Remittance of Sellers' Accounts Receivable. It is contemplated in this transaction that the Purchaser shall continue to conduct business with Sellers' customers and therefore, Purchaser may receive outstanding accounts receivable for services performed by the Sub prior to the Closing Date. To the extent such amounts are for services rendered by the Sub prior to the Closing Date, and if the Purchaser shall have received all amounts owing from such customer, said Sub receivables shall be transferred to the Sellers within ten (10) business days of receipt by the Purchaser. Nothing herein shall prohibit the Sellers from contacting any pre-closing customer of the Sellers and demanding payment for any service provided to said customer by the Sellers. Notwithstanding the foregoing, Purchaser shall have no affirmative obligation to collect pre-Closing accounts receivable owed to the Sellers.

      7.9  Pro-Rations    The Customary Pro-Rations  shall be determined  and
 escrowed as of the Closing Date to be paid pursuant to the requirements of the particular expense.

      7.10 Limitations on Subsequent Transfers of DTI Shares; Legends.

      (a) Sellers agree that they will not sell, distribute or otherwise transfer (or consent to any sale, distribution or transfer of), or enter into any agreement or commitment to undertake any of the foregoing (any such event, a "Transfer"), any DTI Shares, unless:

           (i) a registration statement on an appropriate form under the Securities Act covering the proposed Transfer of the DTI Shares shall be in effect under the Securities Act and such DTI Shares or the proposed Transfer shall have been registered under applicable securities laws of any jurisdiction; or

           (ii) Sellers shall have advised the Purchaser in writing that it intends to dispose of such DTI Shares in a manner to be described in such advice, and counsel reasonably acceptable to the Purchaser shall have delivered to the Purchaser an opinion reasonably acceptable to the Purchaser and its counsel that registration is not required under the
      Securities  Act  or  under  any  applicable  securities  laws  of   any
      jurisdiction.

      (b)  Purchaser agrees to file with the Commission, no later than ninety
      (90) days after the Closing Date, a registration statement (the "Registration Statement") under the Securities Act with respect to the resale or distribution of the DTI Shares in accordance with the consolidated plan of reorganization to be filed by the Sellers with the Bankruptcy Court (the "Plan of Reorganization"). The registration provided by this Section 7.10(b) shall be effected by the filing of a Registration Statement on Form S-3 or such other form as Purchaser in its sole discretion determines to be available and appropriate for the registration of resale or distribution of the DTI Shares, which shall provide for sales to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the Commission) in accordance with the method of disposition designated by the Sellers in the Plan of Reorganization. Purchaser agrees to keep the registration statement filed pursuant to this Section 7.10(b) effective and current for a period to expire upon the earlier of (a) one-hundred-eighty (180) days following the date such registration statement is declared effective by the Commission or (b) the date that all of the DTI Shares covered by the registration statement have been sold or distributed thereunder. In connection with the preparation of the Registration Statement, Sellers agree to provide any and all information regarding Sellers and the resale or distribution of the DTI Shares required to be included in the Registration Statement.

      (c) Each of Sellers agree and acknowledge that the certificates representing the DTI Shares and any other securities issued in respect of the DTI Shares shall be stamped or otherwise imprinted with legends in the following form:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY
      STATE SECURITIES LAWS, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR
      DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE 'GEORGIA SECURITIES ACT OF 1973,' AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

      THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON SALE, TRANSFER OR DISTRIBUTION AS SET FORTH IN THAT CERTAIN STOCK AND ASSET PURCHASE AGREEMENT, DATED SEPTEMBER __, 2001, A COPY OF WHICH IS AVAILABLE UPON REQUEST FROM THE CORPORATION.

                               8.  Tax Matters

      All transfer, documentary, sales, use, stamp, registration and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by Purchaser when due, and Purchaser shall, at its own expense, file all necessary tax returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other taxes and fees.

                               9. Governing Law

       This Agreement and all rights and duties hereunder shall be governed by, and interpreted and enforced in accordance with, the substantive laws of the State of Georgia.

                               10.  Termination

      10.1 Termination.   This  Agreement and  the  Transaction  contemplated
 hereby may only be terminated prior to Closing as follows:

           (a) By Purchaser, if Purchaser is prepared to close and all conditions of the Sellers' obligations to close pursuant to Sections 4.1 and
 4.3 have been satisfied and the Sellers either fail to close by the Final Closing Date, unless extended by written agreement of the parties, or fail to satisfy Purchaser's conditions to closing contained in Sections 4.2(c)- 4.2(g);

           (b) By the Sellers, if the Sellers are prepared to close and all conditions of the Purchaser's obligations to close pursuant to Sections 4.1 and 4.2 have been satisfied and the Purchaser either fails to close by the Final Closing Date, unless extended by written agreement of the parties, fails to satisfy the Sellers' conditions to closing contained in Sections 4.3(a)-4.3(c);

           (c) By the Purchaser, if the conditions to closing contained in Sections 4.2(a)-4.2(b) have not been satisfied;

           (d) By Purchaser, if the Sellers fail to cure any material breach of this Agreement within ten (10) days after the receipt of written notice thereof from Purchaser;

           (e) By the Sellers, if the Purchaser fails to cure any material breach of this Agreement within ten (10) days after the receipt of written notice thereof from the Sellers;

           (f) either party, if the Bankruptcy Court declines to enter an order approving any or all of the provisions of this Agreement for reasons other than Section 10.1(g) below, or if such an order is entered but an appeal or motion for leave to appeal is filed; and

           (g) by the Sellers, if the Sellers receive a higher or better offer through the Bankruptcy Court's auction and such higher or better offer is approved by the Bankruptcy Court.

      10.2 Effect of Termination. In the event this Agreement is terminated pursuant to Section 10.1, the provisions of Sections 10.3 and 11.1 shall survive any such termination.

      10.3 Refund of Deposit; Break-Up Fee. In the event this Agreement is terminated pursuant to Section 10.1(g), Sellers shall pay the Break-Up Fee to Purchaser within ten (10) days of any such termination by wire transfer to an account designated by the Purchaser. In the event this Agreement is terminated pursuant to Sections 10.1(a), 10.1(c), 10.1(d), 10.1(f), or 10.1(g), the Sellers shall refund to the Purchaser the Deposit within ten
 (10) days of any such termination by wire transfer to an account designated by the Purchaser. In the event that this Agreement is terminated by the Purchaser pursuant to Section 10.1(c) because the Purchaser failed to obtain financing in satisfaction of Section 4.2(a) of this Agreement, the Purchaser shall issue 250,000 DTI Shares to the Sellers, subject to the terms of Sections 6.9 and 7.10 hereof.


                           11.  General Provisions

      11.1 Expenses. Subject to the payment of the Break-Up Fee to Purchaser in accordance with the terms hereof, all expenses incurred by a party in connection with or related to the authorization, preparation, and execution of this Agreement and the Closing of the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel, and accountants employed by the party, shall be borne solely and entirely by that party. Each party shall bear and be responsible for its own costs regarding the Transaction and any investigation, negotiation or documentation thereof.

      11.2 Notice. Any notice, request, demand or other communication required to be given hereunder shall be made in writing and shall be deemed to have been fully given (a) if transmitted by telecopy, electronic telephone line facsimile transmission or other similar electronic or digital transmission method, when transmitted; (b) if sent by a nationally recognized next day delivery service that obtains a receipt on delivery, the day after it is sent; (c) if mailed, first class registered or certified United States mail, postage prepaid, five days after it is sent; and (d) in any other case, when actually received. In each case, notice shall be sent to the following addresses (or at such other addresses as shall be given in writing by any party to the other parties hereto):

      (a)  If to the Parent or to the Sub to:

                Rapid Link, Inc.
                1100 Circle Seventy-Five Parkway, Suite 1100
                Atlanta, Georgia 30339

                With a copy (which shall not constitute notice) to:

                Kritzer & Levick, P.C.
                6400 Powers Ferry Road, Suite 200
                Atlanta, Georgia  30339
                Attn: David Kurzweil, Esq.

            (b) If to Purchaser to:

                Dial Thru International Corporation
                700 South Flower Street, Suite 2950
                Los Angeles, California 90017
                Attn: John Jenkins, President

                With a copy (which shall not constitute notice) to:

                Troutman Sanders, LLP
                600 Peachtree St. NE, Suite 5200
                Atlanta, GA 30308
                Attn: Kenneth S. Piernik, Esq.

 Any party may change the address to which notices are to be sent to it by giving written notice of such change of address to the other parties in the manner above provided for giving notice. If delivered personally, the date on which a notice, request, instruction or document is delivered shall be the date on which such delivery is made, and if delivered by mail, the date on which such notice, request, instruction or document is received shall be the date of delivery.

      11.3 Assignment. This Agreement and the rights and obligations of the parties under this Agreement may not be assigned, and any such purported assignment will be null and void.

      11.4 Headings. The Section and other headings in this Agreement are inserted solely as a matter of convenience and for reference, and are not a part of this Agreement.

      11.5 Counterparts; Copies. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one counterpart has been signed by each party and delivered to the other party hereto. One or more copies of this Agreement may be executed but it shall not be necessary, in making proof of the existence of this Agreement, to provide more than one original copy.

      11.6 Integration of Agreement. This is a completely integrated agreement and is the final and entire agreement among the parties regarding the subject matter hereof, and is a complete and exclusive statement of the terms of such agreement. This Agreement and the Exhibits hereto that are referred to herein (all of which are incorporated herein by this reference) supersede all prior agreements, oral and written, between the parties hereto with respect to the subject matter hereof. Neither this Agreement, nor any provision hereof, may be changed, waived, discharged, supplemented, or terminated orally, but only by an agreement in writing signed by the party against which the enforcement of such change, waiver, discharge, or termination is sought.

      11.7 Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

      11.8 Incorporation of Exhibits.   The Exhibits expressly identified  in
 this Agreement and attached hereto are hereby incorporated herein by reference and are accordingly made a part hereof.


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                     [SIGNATURES APPEAR ON THE NEXT PAGE]

      IN WITNESS WHEREOF, each party hereto has executed this Agreement, all as of the day and year first above written.


 PURCHASER:                         SELLER:
 DIAL THRU INTERNATIONAL            RAPID LINK, INC.
 CORPORATION



 By:_____________________________   By:____________________________________
       John Jenkins, President                David Hess, President

                                    SELLER:
                                    RAPID LINK USA, INC.


                                    By:___________________________________
                                              David Hess, President





                              Schedule "1.1(a)"
                      Furniture, Fixtures, and Equipment

 All furniture, fixtures and equipment owned by Sellers and not subject to any security interest, including but not limited to the following:


                                  ASSET LIST



      DATE                VENDOR                      DESCRIPTION



 TELECOM EQUIPMENT

 E-T     01/18/96NACT                     2 NTS-335 Modems

 E-T     01/24/96AT&T                     Phone System

 E-T     01/26/96NACT                     SCSI Board (Upgrade to 8 Meg Ram)

 E-T     01/31/96NACT                     NTS Computer & PBX Parts

 E-T     02/01/96PowerCom                 Phone System

 E-T     02/26/96CIG                      0X16 Fiber Station Module

 E-T     02/29/96Jorge Martinez           Voice & Data Wire(Phone System)

 E-T     03/13/96Telcom Products          Phone System

 E-T     03/14/96NACT                     Computer Hardware

 E-T     03/20/96NACT                     Computer Hardware(TCU Addition for
                                          #4)

 E-T     03/26/96Telcom Products          Phone System(Echo Chancellor)

 E-T     04/11/96Telcom Products          Phone System(2 Echo Canceller)

 E-T     04/11/96Vail Systems, Inc        Phone System

 E-T     04/18/96AT&T                     Phone System

 E-T     04/30/96NACT                     Computer Hardware(Call Back) STX

 E-T     05/14/96NACT                     Computer Hardware STX

 E-T     05/24/96Phillips Comm &  Equip   Phone System
                 Co.

 E-T     06/10/96NACT                     1 GB Hard Drive

 E-T     06/11/96Phillips Comm &  Equip   Phone System(DSU 56/64)
                 Co.

 E-T     06/26/96Phillips Comm &  Equip   Phone System(Fuse Panel)
                 Co.

 E-T     05/31/97NACT                     DSP Board

 E-T     05/31/97NACT                     T1 Board

 E-T     08/06/97Telecom Nine One One     10 M7208 Telephones

 E-T     08/06/97Telecom Nine One One     1 Station Module

 E-T     10/15/97NACT                     NTS 2000 Hardware

 E-T     10/20/97NACT                     NTS Tape Drive

 E-T     12/10/97NACT                     Battery Pack

 E-T     12/12/97NACT                     NTS External

 E-T     01/15/98Data Comm Warehouse      16 Port 10 Base T Switch

 E-T     02/28/981st Union-

 E-T     02/28/98AMEX- Vive Synergies     AutoConnect Lines

 E-T     03/31/98AMEX- Vive Synergies     AutoConnect/AutoBooth

 E-T     04/24/98NACT

 E-T     05/19/98Bell South Comm System

 E-T     05/28/98VIVE Synergies           AutoConnect Lines

 E-T     06/01/98NACT Telecom             STX

 E-T     07/15/98VIVE Synergies, Inc.     Auto CTD

 E-T     07/16/98Cybernetics Laboratories IVR Partial

 E-T     07/27/98Telecom Nine One One     Telephones

 E-T     08/03/98Telecom Nine One One     Telephones

 E-T     08/06/98Telecom Nine One One     Fiber Station Module

 E-T     08/21/98Cybernetics Laboratories IVR Partial

 E-T     08/31/98VIVE Synergies, Inc.     Auto Phone Booth

 E-T     09/22/98Cybernetics Laboratories IVR Partial

 E-T     09/25/98GT Communications Inc.   Cat Cables

 E-T     10/01/98Savvis Communications    DS-3 Internet Installation

 E-T     10/09/98Cybernetics Laboratories 300 Watt Server

 E-T     10/21/98Vive Synergies           AutoConnect Lines

 E-T     10/22/98Techforce Corporation    Cisco

 E-T     10/23/98Cybernetics Laboratories Marketing Module

 E-T     10/30/98Cummins Onan South Pwr   Power Generator

 E-T     11/19/98ICSC                     Import Fees

 E-T     11/19/98ICSC                     NTT Bill

 E-T     11/11/98NACT Telecom             1344 Port STX

 E-T     11/23/98Vive Synergies           AutoPhone Booth

 E-T     11/23/98Vive Synergies           LCR Telepublico

 E-T     11/30/98Bell South Comm System   Analog Terminal Adpt.

 E-T     11/16/98Clarent Gateway                                     98450025

 E-T     12/14/98Communications Tech

 E-T     12/15/98Bell South Comm System

 E-T     12/31/98Clarent Gateway-Okinawa                             98430045

 E-T     01/14/99GT Communications        Fiber Cable

         01/18/99Cybernetics Labs         Marketing Database

         02/16/99TechForce Corp.          Network

         02/22/99NACT                     Server

         03/15/99Sunrise Telecom          T1 test device

         04/01/99NACT                     Modem

         04/15/99NACT                     Master Control Unit

         04/08/99TechForce Corp.          8 Port Serial

         04/01/99TechForce Corp.          DS3 Port Enhanced

         05/01/99System Automation        Credit memo

         05/01/99Vive Synergies           Telepublico Dialer

         05/11/99Nortel                   MMCS Switch

         12/31/01Nortel                   uncollectable portion of nortel
                                          switch

         05/31/99Clarent                  Shipping/Import Fees

         05/01/99Clarent                   Servers

         06/01/99Clarent                  Gateway 98530026

         06/01/99Clarent                  Gateway

         06/15/99Entre Computer           Cisco Router

         06/22/99Clarent-Gateway          2-99260045, 99260046

         06/22/99Clarent-Gateway          2-99260047, 99260048

         06/02/99Clarent-Gateway                                     99230017

         10/02/72Insight                  HP procurve hub

         07/01/99Graybar                  ADC Telecom MMCS

         07/08/99Adcom                    T3 digital acess

         08/01/99TechForce Corp.          2500 Mod Router

         08/03/99Entre Computer           Cisco 1 port Module

         08/12/99Boston Telephone         16 Port Dig Line card

         08/20/99TechForce Corp.          Cisco 7206

         08/01/99Entre Computer           Adtran DSU

         08/01/99Entre Computer           Cisco Ios IP

         08/19/99Entre Computer           Apc Matrix 3000J

         08/04/99Entre Computer           Cisco memory 4MB

         08/01/99Entre Computer           Nortel Router

         08/01/99Entre Computer           HP Netserver

         08/01/99Entre Computer           Adtran TSU rack

         08/01/99Entre Computer           Cisco Router

         08/31/99Nortel                   MMCS Switch

         09/13/99Portal                   APC Netshelter

         09/14/99Entre Computer           SS7/ Call trace

         09/30/99World Access             STX

         09/01/99Convergent Comm          Cisco 7200

         09/29/99Convergent Comm          Cisco 3620

         09/15/99Communication Supply     DCC4884 patch panel

         09/14/99Graybar electric         DSX Best 64

         09/30/99Graybar electric         DSX Best 56

         09/30/99Graybar electric         DSX Best 56

         09/15/99Communication Supply     Cabinet/Fan

         09/10/99Sunrise Telecom          E10

         09/30/99Clarent                  Gateway

         09/30/99Clarent                  Gateway

         09/30/99Clarent                  Signaling link

         10/14/99Clarent-Gateway          4-all in prague-99420045,
                                          99420044, 99420043, 99420042

         10/19/99Entre Computer           Baystack Router

         10/30/99Entre Computer           Cisco  1605 R

         10/31/99Cybernetics Labs         300 watt server

         11/17/99Nact                     STX Switch-In Serv 12/99

         11/17/99Nact                     STX Switch-In Serv 1/100

         11/02/99Entre Computer           Cisco Router 2600

         11/23/99Clarent-Gateway

         11/23/99Clarent-Gateway                                     99380026

         11/19/99Clarent-Gateway          99480045, 99480046

         11/19/99Clarent-Gateway

         11/18/99Entre Computer           Cisco ISDN

         11/18/99Entre Computer           Cisco net mode

         11/30/99Insight                  Tecra 8000

         11/30/99Sky web                  Router

         12/27/99Black Box                Code operated switch

         12/31/99RL GMbh                  Media converter

         12/23/99Clarent                  2 T-1 Gateways @ $49685 each

                                          2 E-1 Gateways @ $59285 each

                 Clarent S# 20120080,     2 E-1 Gateways @ $59285 each
                 20120081

                 Clarent                  1 Quad T1  @ $49685

                                          6 T-1 gateways @ 49685 each

                 Clarent                  1 E-1 @ 59285

                 Clarent                  6 T-1 gateways @ 49685 each

         12/22/99Entre Computer           HP Procurve switch

         01/01/00GRAYBAR                  DSX-BEST-64

         01/01/00GRAYBAR                  DSX-BEST-64

         01/01/00GRAYBAR                  D1M-180006

         01/20/00BAY DATA CONSULT         Cisco Router

         01/20/00BAY DATA CONSULT         Cisco Router

         01/11/00Phillips Communications  Nortel 25 amp rectifier

         02/01/00BAY DATA CONSULT         Cisco Router,net cool

         02/01/00BAY DATA CONSULT         cisco 8-port e-net

         02/01/00BAY DATA CONSULT         cab-oct-v35-m cable

         02/01/00BAY DATA CONSULT         cab-oct-v35-m cable

         02/15/00Advanced Technology      TSU rackmount single port

         02/29/00Computer Associates      oracle hp-UZ 9k800 class 1,2,3

         03/03/00Prolink                  2 CSU with v.35-cisco cables

         03/03/00Prolink                  2CSU v.35

         03/14/00Consoldated Freightway   Frieght Telephone Equipment

         03/15/00Convergent               Cisco upgrade, cisco smartnet,
                                          desktop swithcing

         03/21/00Clarent                  2 gateway, 6 addt'al spans 1 digal
                                          port

         03/14/00NACT                     NTS 1000

         03/14/00NACT                     NTS 2000

         04/20/00Entre                    Cisco Smrtnt

         04/20/00Entre                    Cisco 2portfast-enet,interface mod
                                          vip2-40

         04/20/00Entre                    Cisco 64mb Fram F/7500 Router

         04/24/00TWAcomm                  Panasonic KX-T824 Tele sys

         04/25/00Entre                    Cisco router, interface mod, 8port
                                          mulitchnl T1, 7500 128mb Dram
                                          F/vip2-5

         04/30/00World Access             9-gig hard drive, DLT tape drive

         04/30/00World Access             SCO Unix 5.2

         05/17/00Convergent               Cisco 2620 10/100 & 6021 port

         05/17/00Convergent               Cisco 2620 10/100 & 6021
                                          port,smartnet dram dimm

         05/25/00Convergent               Cisco 7513 7513 power supply

         05/24/00Insight                  compaq memory256mb, nt server

         05/30/00Convergent               cisco 7500 RSP 128mb

         05/23/00Insight                  22-port 10/100, 2port switches,
                                          smatnet

         06/13/00Williams Communications

         06/30/00Siemens                  Operations Terminal

         06/01/00Convergent               Cisco E1/Isdn Pri Ntwk Module

         06/28/00Insight                  9.1gb pluggable ultra2-inv 10K RPM

         06/29/00Codaram                  smartups 3000 RM 120V, 5000 RMT
                                          Bdl with web

                                          return of smartups 3000 rm and 18"
                                          shelves

         08/15/00Codaram                  remaining items from the smartups
                                          purchase

         06/29/00Codaram                  77" compaq comp, cabinet,

         06/29/00Insight                  compaq V700 17" Monitor

         06/09/00Insight                  compaq proliant 1600 PII, Compaq
                                          smart 221-array

         06/09/00Insight                  128mb reg. Sdram memory, compaq
                                          rack, keyboard, port switch, 17"
                                          monitor

         06/29/00NACT                     9 gig Hard drive SDO

         06/14/00Insight                  1-port, 4-wire 56KPS Van interface
                                          card

         06/08/00Insight                  compaq proliant 1600 PII, Compaq
                                          smart 221-array

         06/08/00Insight                  Compaq 600 mhz processor, porliant
                                          1200 1600 hot plug

         06/08/00Insight                  128 mb reg. Sdram memory, 256 mb
                                          reg sdram memory,

         06/07/00Insight                  9.1 GB Pluggable Ultra2-unv

         07/11/00Advanced Technology      equipment for set up of LA office

         08/15/00Codaram                  smartups 3000 rm 120v 5 u linint
                                          ups 8 recepticals

         08/31/00Clarent                  10 96-prt Dig T1 2U-GW R3, 10 side
                                          rails, 49 Command Ctr licence>24
                                          ports, 2 adds 90ports of E1, 2 32-
                                          port Anlg, Carruer GW R3,

         08/31/00Convergent               HP procurve switch, belkin Omni
                                          View, Blkin cable kit

         08/07/00Codaram                  casters, levelers, smart ups 2200
                                          rack mount77' equip cab 24" deep
                                          louvered shelf, plexiglass door,
                                          smartups 5000RMT BDL with beb
                                          snmp, 84" Relay rack

         08/31/00Western Telematic        V.34 Rack mount modem

         08/31/00Somera                   8 appl mod cotal de-1-E1, 80intfc
                                          Mod octal ds-1-E1, 3 blank bezel-
                                          front app, 3 blank bezel-back app,

         08/07/00Datacomm Warehouse       omniview pro pc/srvr

         08/08/00Datacomm Warehouse       HP procurve switch

         08/31/00Convergent               Cisco 7500 128 mb dram, 8mb sram
                                          for vip250, E1 adapter for Vip 250

         08/31/00Convergent               E1 Acapter fro Vip250

         08/31/00Convergent               Cisco Vip 2 model 50 card-for the
                                          7513 cisco router in Atlanta

         08/31/00Convergent               blackbox 2 T1/E1 inverse
                                          multiplexor

         08/31/00Convergent               cisco, catalyst 2924 cisco 2 port
                                          hssi adapter

         08/23/00Liebert                  UPS

         08/07/00Liebert                  UPS

         08/14/00Liebert                  Air Conditioner

         08/07/00Convergent               Ciscom 4 port T1 adapter

         09/21/00Convergent               2 port multichannel E1

         09/30/00Somera                   19" front conn,  PNL56

         09/30/00Somera                   Primary CD Broadband

         09/30/00Somera                   Appl Mod Sngl T3, Intfc Mod sngle
                                          T3

         09/30/00Convergent               Cisco RSP4 flash card

         10/30/00Williams Communications  Telecom equip.-bldg 1000; ground floor

         10/12/00Convergent               6054200169L1 ADTRAN CSU/DSU

         10/10/00Joe Powell & Assoc.      Caterpillar Generator 3306TA

         10/16/00Insight                  Cabinets for NTS servers

         10/16/00Insight                  Cabinets for NTS servers

         10/04/00Codaram Corp             2 SmartUPS 3000 RM 120V 5U

         12/31/00Clarent                  (5) T1 gateways plus asscories

         03/13/01Clarent                  Returned (5) T1 gateways

         12/31/00Clarent                  (1) T1 Gateway|(5) E1 Gateways

         03/13/01Clarent                  Returned (1) T1 and (1) E1
                                          @$46509.22 for T1 and $55811.04
                                          for E1

      see above  Clarent                  (4) E1 gate ways plus E1 and T1
                                          asscories

         03/08/01convergent               Adtran CSUDSU

         03/08/01convergent               Cisco 7200 input/output controller



 Equipment

 E       06/30/94                         COPIER (TRADE-IN 10/95)**

 E       03/24/94SOUTHEASTERN COMM        VOICE MAIL SYSTEM

 E       03/24/94SOUTHEASTERN COMM        PHONES

 E       06/30/94                         FAX MACHINE

 E       06/30/94                         TELEPHONES

 E       07/22/94ATLANTEL                 2 SPEAKER PHONES

 E       07/31/95Cobb Office              fax machine

 E       12/31/95Digital System           Telephone System

 E       01/05/96Contel                   Card Machine

 E       01/23/96Office Depo              HP Fax 700

 E       01/29/96Office Depo              Shredder

 E       02/06/96Digitel                  7 M7208 Square Phone Set

 E       02/20/96Digitel                  Phone System

 E       02/26/96CIG                      2 M7310 Telephone Set

 E       02/26/96CIG                      9 M7208 Square Phone Set

 E       08/07/96Office Depo              PS60CC Shredder

 E       08/07/96Office Depo              1 Fax 700 Machines w/Accessories

 E       08/07/96Office Depo              1 Fax 700 Machines w/Accessories

 E       09/26/96CIG                      2 M7310 Phone Sets

 E       09/30/96Digitel                  1 Cintec Cinphony I

 E       09/30/96Digitel                  Digitel Trunk interface Card

 E       09/30/96Digitel                  Service Cartridge

 E       09/30/96Digitel                  4 Analog Terminal adapters

 E       09/30/96Digitel                  1   4 port analog Voice Card

 E       12/12/96Computer City            1 Fax 750

 E       02/28/97Office Depot             1  Hp Fax 700

 E       02/28/97Office Depot             1  9700 Portable Overhead
                                          Projector

 E       03/31/97Best Buy                 1 VCR

 E       03/31/97Best Buy                 1 TV

 E       04/30/97Global Computer Supplies LCD Projection Unit

 E       09/30/97Laarhoven Design         Trade Show Booth Design

 E       09/30/97Laarhoven Design         Trade Show Booth Design

 E       09/30/97Laarhoven Design         Trade Show Booth Design

 E       09/30/97Think Ink                Trade Show Booth Design

 E       10/31/97BellSouth Communications ACD/Voice Mail System

 E       10/31/97BellSouth Communications ACD/Voice Mail System

 E       11/12/97Southern Office Centre   Date/Time Auto Stamper

 E       12/23/97Altec Systems            Motion Detector

 E       03/31/98Telecom Nine One One     Telephones/Station Modules

 E       03/31/98Telecom Nine One One     Telephones

 E       05/21/98ACS Computer Printing    Optra Printers
                 Sys

 E       08/03/98ACS Computer Printing    Brother Intellifax
                 Sys

 E       08/03/98Amex- Aaron Rents        Desk Returns

 E       08/27/98Bellsouth Communications Digital Trunk Interface

 E       08/31/98Amex- Aaron Rents        Office Furniture

 E       08/31/98Amex- Nextel             Cellular Phones

 E       09/11/98ACS Computer Printing    Lexmark Optra
                 Sys

 E       09/11/98ACS Computer Printing    Optra Printer/Duplexer
                 Sys

 E       09/30/98Dewey Wise - Office      Printer
                 Depot

 E       09/30/98WrightLine               NOC Furnishings

 E       10/01/98Amex-Aaron Rents         Office Furniture

 E       10/01/98Amex-VoiceLink           Pagers

 E       10/01/98Amex- Black Box Corp     Net Rack Plus

 E       10/06/98Telecom Nine One One     Telephones

 E       10/28/98ICSC

 E       10/30/98InterSpace Office        Guest Chairs
                 Furniture

 E       10/30/98Insight                  Printer

 E       11/11/98Altec Systems            Proximity Readers

 E       01/07/99Wolf Camera              Digital Olympus Camera

 E       01/26/99Inacom                   Compaq Proliant

 E       01/26/99Inacom                   Com Rack

 E       01/26/99Inacom                   Com Rack

 E       02/28/99Inacom Information       Com Rack

 E       05/01/99Communications Supply    Cabinet fan & light

 E       05/21/99Entre Computer           Adtran DSU

 E       06/17/99Consolidated Techincal   QM30

 E       09/08/99Symon Communications

 E       09/08/99Barlow Communications

 E       09/08/99Artlite Ocffice Supply Co

 E       10/28/99Boston Telephone         Telephones

 E       10/05/99Access Direct            UPS

 E       10/27/99Black Box                Netrack

 E       10/21/99Insight

         12/22/99Barlow Communications    Nextel vehicle chargers



 Furniture/Fixtures

 F       03/24/94                         MISC USED OFFICE FURNITURE

 F       03/24/94                         AIR CONDITIONER (SWITCH ROOM)

 F       04/01/94                         FIRE PROOF SAFE

 F       11/30/95Office depot             office furnishings

 F       01/05/96Office Furniture Whse    1 Reception Desk

 F       01/05/96Office Furniture Whse    2 Used Chairs

 F       01/05/96Fasteners for Retail     Furniture

 F       01/06/96Impulse                  Appliances

 F       01/09/96Office Furniture Whse    7 Computer Tables

 F       01/09/96Office Furniture Whse    12 Panels/Blue

 F       01/09/96Office Furniture Whse    5 Panels/Blue

 F       01/13/96Target                   Office Furniture

 F       01/16/96Best Buy Co              Furniture/Appliances

 F       02/06/96Office Furniture Whse    2 Computer Tables

 F       02/06/96Office Furniture Whse    12 Panels/LT Gray

 F       02/06/96Office Furniture Whse    5 Panels/Blue

 F       02/07/96Office Furniture Whse    1 Workstation

 F       05/09/96National Furniture       1 16 ft Conference Table
                 Liquidators

 F       05/15/96Fred Jones               Refinish Table

 F       07/01/96Office Furniture Whse    Furnitures

 F       10/24/96Office Furniture Whse    Conference Cabinet

 F       10/24/96Office Furniture Whse    2 Office Chairs

 F       11/08/96Office Depot             2 Sentry Home Safes

 F       12/06/96Aaron Rents, Inc.        Conference Desk

 F       12/06/96Aaron Rents, Inc.        1 Credenza

 F       12/12/96Aaron Rents, Inc.        Exec Chair

 F       12/12/96Aaron Rents, Inc.        2 Credenzas

 F       12/12/96Aaron Rents, Inc.        11 Computer Tables

 F       12/16/96Aaron Rents, Inc.        1 Credenza

 F       12/16/96Aaron Rents, Inc.        1 Bookcase _ Hutch

 F       02/26/97Office Furniture         Office Cube Unit
                 Warehouse

 F       03/17/97Office Furniture         1 Open Hutch
                 Warehouse

 F       04/02/97Aaron Rents              Credenza & Hutch-Corp Apt

 F       05/19/97Aaron Rents              1 Conference desk & Bridge

 F       05/19/97Aaron Rents              1 File (4706)

 F       05/19/97Aaron Rents              1 File (4749)

 F       07/29/97Office Furniture         Cubicles
                 Warehouse

 F       08/02/97Laarhoven Design (Amx)   Booth

 F       08/11/97Office Depot             2 Napolian hi-black chairs

 F       08/11/97Office Depot             8 Mid-Black Chairs

 F       08/13/97Aaron Rents              1 File Cabinet

 F       08/20/97Beacon Hill              Pictures

 F       09/03/97Office Furniture         Mahogony Conf Table-Exec.
                 Warehouse

 F       09/16/97Office Depot             Chair-Napoli Leather Hi-back

 F       09/16/97Office Depot             Chair-task-ergonomic

 F       09/16/97Office Depot             Time Clock

 F       09/23/97Aaron Rents              Side Chairs _ Administration

 F       10/08/97Office Depot             Hi-Back Chair

 F       10/13/97Southern Office Centre   2 Drawer Lateral File

 F       10/15/97Aaron Rents              Loveseat

 F       01/31/98Office Depot             Lateral File

 F       04/30/98Amex-                    Office Furniture

 F       05/20/98Office Furniture Whse    Cubicles

 F       05/26/98Office Depot             Office Furniture

 F       05/31/98AMEX- Aaron Rents        Office Furniture

 F       06/15/98Office Depot             Lateral File

 F       06/18/98First Union              Mounting Shelf

 F       06/19/98Office Furniture         Cherry Desk
                 Warehouse

 F       06/30/98AMEX- Aaron Rents        Office Furniture

 F       06/30/98AMEX- Aaron Rents        Office Furniture

 F       06/30/98AMEX- Aaron Rents        Office Furniture

 F       07/13/98Global Business Furn     Lateral File

 F       07/30/98Office Furn Warehouse    Office Furniture

 F       12/11/98Inter Space Office Furn. Conf table, cubicles, chairs

 F       01/08/99David Wise               Break Room Table 1100 Bldg

 F       02/05/99Interspace Office        Office Furniture

 F       02/05/99Interspace Office        Office Furniture

 F       02/12/99Interspace Office        Office Furniture

 F       02/12/99Interspace Office        5 Conference Room Chairs

 F       02/18/99Interspace Office        Office Furniture

 F       02/12/99Interspace Office        24x48 return, 36"high self, 36"

                                          flffer door; computer cradenza, 1
                                          Leather banker's chair

 F       02/15/99Artlite Office Supply    Office Furniture

 F       02/15/99Office Max               Office Furniture

 F    02/10/99   Office Max               Office Furniture

 F       02/05/99Interspace Office        Office Furniture

 F       03/08/99Office Depot             Office Furniture

 F       03/30/99Office Depot             Office Furniture

 F       03/04/99Interspace Office        Office Furniture

 F       03/01/99Interspace Office        Office Furniture

 F       03/05/99Artlite Office Supply    Office Furniture

 F       03/15/99Art Laminating

 F       03/01/99Wright Line

 F       03/01/99Wright Line

 F       05/30/99Journal Entry            Desk Japan

 F       10/19/99Okinawa Office           Office cabinet Okinawa

 F       10/31/99Interspace Office        Desk/Crendza

 F       10/20/99Office Max               Lateral Files

 F       10/01/99Office Depot             File cabinet

 F       11/02/99Interspace Office        Furniture

 F       11/19/99Interspace Office        Furniture

 F       11/18/99Interspace Office        Furniture

         11/30/99American Comm.           Phones

         12/22/99Interspace Office        Screen Kristi Howard

         12/07/99Interspace Office        Desk/Screen

         12/07/99Interspace Office        Hutch

         12/07/99Interspace Office        Cherry Hutch

         12/27/99Insight                  Compaq Rack coupling

         12/06/99Insight                  Rack Mountable power unit

         12/27/99Mustang computers        Imation Cart

         01/01/00Republic leasing         OFFICE FURNITURE

         01/01/00Republic leasing         OFFICE FURNITURE

         01/13/00OFFICE MAX               36" 4 DR LATERAL FILE

         01/18/00OFFICE MAX               36" 4 DR LATERAL FILE

         01/19/00OFFICE MAX               EXECTUIVE CHAIR

         01/28/00INTERSPACE OFFICE        DESK, RETURN, CHAIR, BOOKCASE

         01/21/00OFFICE MAX               30" 4 DR LATERAL FILE

         01/31/00TMR                      Switch Cabinet

         01/31/00INTERSPACE OFFICE        desk, credenza

         01/31/00INTERSPACE OFFICE        credenza, bookcase

         02/22/00INTERSPACE OFFICE        12' racetrack table

         03/31/00Advanta                  Furniture Lease

         03/20/00INTERSPACE OFFICE        Desk with return

         03/07/00OFFICE MAX               leather chair

         03/21/00Communications Supply    36'Black cabinet

         03/03/00Artlite                  remarkable board

         03/07/00OFFICE MAX               36" 4 DR LATERAL FILE

         03/03/00Artlite                  SAF multimedia cabinet

         04/30/00INTERSPACE OFFICE        2 dr. lateral

         04/30/00OFFICE MAX               36" 4 DR LATERAL FILE

         04/30/00INTERSPACE OFFICE        cubical

         04/30/00INTERSPACE OFFICE        cubical

         04/30/00OFFICE MAX               36" 4 DR LATERAL FILE

         04/01/00UPS (uniterupted power source)

         05/31/00INTERSPACE OFFICE        desk, credenza, hutch, bookcase

         05/23/00Black Box Co             Netrack, 19" rack mount power

         07/17/00INTERSPACE OFFICE        Lateral file Chest

         07/19/00Sears                    Refridgorator for 10000 groud
                                          floor

         08/28/00INTERSPACE OFFICE        to rearrange 2 order fullfillment
                                          stations

         08/28/00INTERSPACE OFFICE        30x66 l ped desk-mh

         08/28/00INTERSPACE OFFICE        breakroom furniture ste 001 and
                                          005

         08/28/00INTERSPACE OFFICE        5 new cubicles for NOC

         10/24/00INTERSPACE OFFICE        Reception station/CFO admin.

         10/24/00INTERSPACE OFFICE        2 drawer lateral file/CFO admin.

         10/16/00INTERSPACE OFFICE        Rt pedistal desk/mhgny

         10/16/00INTERSPACE OFFICE        24x48 left return/mhgny

         10/16/00INTERSPACE OFFICE        Global 20x66 kneespan/mhgny

         10/16/00INTERSPACE OFFICE        Bookcase/mhgny

         10/19/00INTERSPACE OFFICE        credenza



 Computers

 C       06/30/94                         COMPUTER

 C       07/25/94NET TECH                 COMPUTERS/PRINTERS

 C       01/31/95Cherokee Data            Okidata printer

 C       12/31/95AMEX-Gateway Computers   computers

 C       12/31/95AMEX-Gateway Computers   computers

 C       12/31/95AMEX-Gateway Computers   computers

 C       12/31/95Metrolaser               HP 4si laser jet printer

 C       01/15/96Microseconds             HP Jaser Jet III Printer

 C       01/15/96Microseconds             1 486 sx72-50

 C       01/15/96Microseconds             Computer Parts/Accessories

 C       01/16/96Computer City            4 4MB Memory/ IDE 1.08 GiG 3.5"

 C       01/25/96Computer City            Scan Jet 4C

 C       02/06/96Digital Int'l            Computer Parts/Equip

 C       02/06/96Computer City            BP/DPUB Pagemaker

 C       02/08/96Communication Supply     Computer Hardware
                 Corp

 C       02/09/96Computer City            Stylus Color II Printer

 C       02/29/96Computer City            4 8mb Memory

 C       03/07/96Univ Data Consultants,   4 WYSE Monitors/Keyboards
                 Inc.

 C       04/04/96Energy Electric Cable,   Computer Cables
                 Inc.

 C       04/11/96Best Buy Co              Lap Top PC

 C       04/11/96Best Buy Co              Lap Top PC

 C       05/15/96MetroLaser               1  Laserjet 4 Plus Printer

 C       05/31/96Energy Electric Cable,   Computer Cables
                 Inc.

 C       06/18/96Photo Disc               Computers

 C       06/18/96Computer City            Laser Jet 5L

 C       06/27/96Energy Electric Cable,   Computer Cables
                 Inc.

 C       07/02/96Communication Supply     Computer Cables

 C       07/05/96Compusa                  Tektronix Phaser 550

 C       07/18/96Computer City            Presario P-100 PC

 C       07/18/96Computer City            Micro Soft NT Office
                                          wkst(Software)

 C       07/18/96Computer City            Presario P-133 PC

 C       07/18/96Computer City            Presario 1525 PC

 C       07/18/96Computer City            Okidata OL600E Printer

 C       07/24/96Computer City            Zip Drive 100 MB Parallel

 C       07/24/96Computer City            Okidata OL600E Printer

 C       08/19/96TTC                      Computer Mainframe/Tester

 C       08/30/96Computer City            1P-100 PC

 C       09/26/96Computer City            Case,MLB,PS,Floppy/Computer parts

 C       09/26/96Computer City            32 MB Memory

 C       09/26/96Computer City            2.5 GB IDE Hard Drive

 C       10/21/96Communication Supply     Computer Hardware

 C       10/21/96Computer City            1 RL75-WS PC

 C       10/21/96Computer City            1 RL75-WS PC

 C       10/21/96Computer City            1 RL75-WS PC

 C       10/21/96Computer City            1 8x IDE Cd Rom

 C       10/29/96Officemax                Deskjet 682c

 C       10/30/96Computer City            1 Color Monitor 15" PBELL

 C       10/30/96Computer City            NT 10user Ethernet Hub

 C       10/30/96Computer City            Modem/Hard Drive/Memory/Parts

 C       11/01/96Computer City            Laserjet 5 Printer

 C       11/15/96Computer City            2 Jet Directs 10BT

 C       11/18/96DTK Computer Inc.        20 PCs w/DTK Box

 C       12/19/96Compusa USA              Computer Color Monitor

 C       12/20/96Compusa USA              Computer Color Monitor

 C       12/23/96Computer City            Laserjet 5 Printer

 C       12/30/96Computer City            20  1PK Magnus 2.0GB DC9200 Cart

 C       12/31/96Auditors Ajustment       Lan

 C       01/13/97Computer City            1 Laserjet 5 Printer

 C       01/13/97Digitel                  Install Fiber Station Module

 C       01/31/97Computer City            CD Rom Drive & Kit

 C       02/03/97DTK Computer Inc. of     5 DTK PC's
                 Georgia

 C       02/10/97Computer City            Direct 10 Base T

 C       03/31/97Compusa                  Scanner

 C       04/21/97Computer City            1  HP 5si/mx Printer

 C       04/25/97DTK Computer Inc. of     15  DTK PC's
                 Georgia

 C       04/30/97Office Depot             1  Okidata Printer 600E

 C       04/30/97Office Depot             1  HP Laserjet 6p Printer

 C       05/27/97Computer City            1 Megalink Modem

 C       06/17/97NACT                     4 GB Drives / STX

 C       07/22/97NACT                     1 stx modem

 C       07/22/97NACT                     1 dial out modem

 C       08/23/97                         Cork Express

 C       08/26/97Technologies Inc.        1 Interceptor 3.0 Appliance/32 Sim
                                          Conn

 C       08/26/97Technologies Inc.        10/100 Base T NIC

 C       08/27/97DTK Computer Inc. of     15 DTK PC's
                 Georgia

 C       09/04/97Ikon Office Solutions    Builiding Firewall-Internet

 C       09/15/97Computer City            10 APC UPS 280

 C       09/15/97Computer City            5 APC UPS 450

 C       09/15/97Computer City            1 Internal Fax

 C       09/15/97Computer City            1 LJS 12 PPM 600 DPI 4 MB

 C       09/15/97Computer City            10 Linksy Ethernet PCI Cards

 C       09/17/97ON Technology Corp       Modem Pooling software

 C       09/23/97AMEX/Proline Computing   MCSE Training Course

 C       09/23/97AMEX/Comp USA            Exchange Server V5.0

 C       09/23/97AMEX/Microware House     Hard Drive for NTS

 C       10/04/97Computer City            4 Presario 1620

 C       10/30/97First Union              Lap Top computer

 C       12/07/97Computer City            Presario 1620

 C       12/07/97Computer City            Sony/Fujitsu

 C       12/07/97Computer City            LaserJet Printer-Acctng

 C       12/10/97Computer City            Office 97 Upgrade

 C       12/11/97Office Depot             HP Printer

 C       12/30/97Business Management      NAVISION Accounting Software

 C       12/31/97AMEX-

 C       12/31/97AMEX                     License for NTS

 C       12/31/97Systems Automation       Fuser

 C       12/31/97Digi International       Remote Access

 C       01/26/98CompUSA Direct           Compaq Proliant Servers

 C       01/27/98Business Management      NAVISION Accounting Software
                 Software

 C       01/31/98CompUSA Direct           Hard Drive for NTS

 C       01/31/98AMEX-Apple Computers     Power McIntosh 8600/200

 C       01/31/98AMEX-MAC PC & Photo Zone Apple Vision 17'Display, SW

 C       01/31/98CompUSA                  Omni Auto Switch

 C       01/31/98CompUSA                  HP8160 PC

 C       01/31/98Office Depot             Printer

 C       02/19/98CompUSA                  Computer-J. Weekes

 C       02/28/98Office Depot             Printer

 C       03/12/98Insight                  14 Computers

 C       03/12/98Insight                  Compaq Computers

 C       03/31/98CompUSA Direct           Computers

 C       04/01/98Insight

 C       04/27/98Bus.Management Systems   NAVISION Accounting Software

 C       04/30/98ACS Computer Systems     Proliant Servers

 C       04/30/98ACS Computer Systems     Kingston/Compaq

 C       05/01/98Clarent corp             Port Digital T1

 C       05/18/98Computer City            Compaq Laptop

 C       05/26/98Computer City            Compaq Laptop

 C       05/20/98ACS Computer Printing    25 Computers
                 Sys

 C       06/01/98Bus. Mngmt Systems       Navision Information System

 C       06/11/98Bus. Mngmt Systems       Navision Information System

 C       06/11/98Bus. Mngmt Systems       Navision Information System

 C       06/11/98Bus. Mngmt Systems       Navision Information System

 C       06/11/98Bus. Mngmt Systems       Navision Information System

 C       06/11/98Bus. Mngmt Systems       Navision Information System

 C       06/18/98Insight                  Toshiba Laptop

 C       06/17/98Insight                  Arc Serve Server

 C       06/24/98Clarent Corp             Port Digital T1

 C       07/01/98Insight                  Compaq Computers

 C       07/01/98Clarent corp             Port Digital T1

 C       07/20/98Bus. Mngmt Systems       Navision Information System

 C       07/20/98Bus. Mngmt Systems       Navision Information System

 C       07/22/98AMEX-

 C       07/01/98ACS Computer Printing    Laser Printer
                 Sys

 C       07/31/98Bus. Mngmt Systems       Navision Information System

 C       07/31/98Bus. Mngmt Systems       Navision Information System

 C       07/31/98Bus. Mngmt Systems       Navision Information System

 C       07/27/98Computer City            Compaq Computer

 C       07/28/98Computer City            LapTop

 C       08/31/98ACS Computer Printing    NT Server
                 Sys

 C       08/31/98ACS Computer Printing    Rack Mount Pentium
                 Sys

 C       08/31/98ACS Computer Printing    Jetbook Laptop
                 Sys

 C       08/25/98Bus. Mngmt Systems       Navision Information System

 C       08/18/98Bus. Mngmt Systems       Navision Information System

 C       08/31/98ACS Computer Printing    Open View Ntwrk Node
                 Sys

 C       09/15/98ACS Computer Printing    Server Licenses
                 Sys

 C       09/18/98ACS Computer Printing    DEC Computers
                 Sys

 C       09/18/98CDW Computer Centers,    Fujitsu Computer
                 Inc.

 C       09/21/98ACS Computer Printing    Jetta Laptop
                 Sys

 C       09/25/98Insight                  Lexmark Optra

 C       09/28/98Bus. Mngmt Systems       Navision Information System

 C       09/30/98Bus. Mngmt Systems       Navision Information System

 C       10/01/98Bus. Mngmt Systems       Navision Information System

 C       10/01/98Amex- Computer City      Laptop

 C       10/30/98CDW Computer Centers,    MacIntosh Computer
                 Inc.

 C       10/30/98Insight                  Compaq Proliant

 C       11/05/98Bus. Mngmt Systems       Navision Information System

 C       11/06/98Insight                  Laserjet Printer

 C       11/12/98Bus. Mngmt Systems       Navision Information System

 C       11/17/98Atlanta Technologies     Paradigm Service

 C       11/25/98ACS Computer Printing    Jetta Laptop
                 Sys

 C       11/30/98Soft Choice              Adobe Software

 C       11/30/98Media Map Solutions      Media Mgr Software

 C       12/20/98Entre Computer Center    Computers & Laser

 C       12/20/98Entre Computer Center    Scanner

 C       12/20/98Entre Computer Center    Computer

 C       12/15/98Insight                  CRT Servers

 C       12/09/98Entre Computer Center    Computer

 C       01/19/99Inacom                   Com Armada 1700

 C       01/26/99ACS Atlanta Computer     256 MB EDO ECC

 C       01/19/99Inacom                   Com Armada 1700

 C       01/19/99Inacom                   Com Armada 1700

 C       01/19/99Inacom                   Com Armada 1700

 C       01/19/99Inacom                   Com Armada 1700

         01/28/99Inacom                   HP 128MB

         01/28/99Inacom

         02/04/99Inacom                   Compaq deskpro

         02/18/99Inacom                   Kingston 64mb dimm

         02/04/99Inacom                   HP Designjet 750

         02/04/99Inacom                   Compaq deskpro

 C       02/15/99Inacom                   Ingram Micro

         02/19/99Inacom                   Com rack model 7142

         02/10/99Insight Direct, Inc      Ms sql Server

         02/10/99Insight Direct, Inc      Viking 256mb

         02/10/99Insight Direct, Inc      Compaq 333mhz proc

         02/10/99Insight Direct, Inc      SQL v6.5 server

         02/10/99Insight Direct, Inc      3com interlink

         02/10/99Insight Direct, Inc      Compaq 1573dm

         02/10/99Insight Direct, Inc      Iomega jaz drive

         02/10/99Insight Direct, Inc      Procurve Hub

         02/10/99Insight Direct, Inc      Compaq Proliant

         03/31/99Atlanta Technologies     Paradigm system

         03/31/99Entre Computer           Computer

         03/31/99Entre Computer           Viewsonic Monitor

         03/31/99Entre Computer           Hitachi Superscan

         03/02/99Inacom                   Computer

         03/01/99Communications Supply    Ladder Rack

         03/01/99Communications Supply    Connector cables

         03/01/99Communications Supply    Siemon 48 Port

         03/01/99Communications Supply    Cable

         03/01/99Communications Supply    Telecom Cabinet

         03/19/99Inacom

         03/30/99Inacom                   HP 64MB SD RAM

         03/30/99Inacom                   Server

         03/31/99Communications Supply

         03/31/99Communications Supply

         03/31/99Entre Computer           Server

         04/14/99Atlanta Technologies     openview NNM

         04/12/99Entre Computer           HP Kayak P2 450

         04/12/99Entre Computer           Belknin Omni View

         04/29/99Entre Computer           IBM Keyboard

         04/07/99Insight Direct, Inc      Compaq deskpro P2

         04/07/99Insight Direct, Inc      3 Com Soho

         04/06/99Inacom                   HP Kayak P3  #878

         04/09/99Insight Direct, Inc      Surgemaster

         04/09/99Insight Direct, Inc      Switchbox 8 port

         04/09/99Insight Direct, Inc      Monitor / shelf

         04/27/99Insight Direct, Inc      HP Kayak P3  #491

         04/08/99Inacom                   Ingram Micro

         04/15/99Communication Tech.      HP Netserver

         05/01/99Atlanta Technologies     Paradyne system

         05/01/99Atlanta Technologies     Telalert Hardware

         05/01/99Dunbrook Solutions       SAP 10 User

         05/01/99Techforce                Ciscoworks

         05/01/99Insight Direct, Inc      Compaq deskpro PII

         05/01/99Insight Direct, Inc      Compaq deskpro PII

         05/01/99Insight Direct, Inc      Compaq deskpro PII

         05/01/99Entre Computer           6 Rackmount monitors

         05/01/99Journal entry            Japan Computers

         05/01/99Journal entry            Japan Monitors/Modem

         05/01/99Insight Direct, Inc      Credit

         05/01/99System Automation        Printer

         06/01/99Insight Direct, Inc      Projector

         06/01/99Insight Direct, Inc      3 Compaq computers

         06/01/99Insight Direct, Inc      7 Monitores

         06/01/99Hammer Technologies      Hammer Tool

         06/01/99Entre Computer           HP kayak P2 450

         06/12/99Insight Direct, Inc      Compaq P2 350

         06/16/99Insight Direct, Inc      Modem cable

         06/22/99Insight Direct, Inc      IBM Keyboard

         06/18/99Entre Computer           Compaq memory kit

         06/15/99Insight Direct, Inc      5 Compaq computers

         06/30/99Insight Direct, Inc      Eicon modem cable

         06/30/99AVM-USA                  ISDN Modem

         07/01/99Insight Direct, Inc      Base

         07/01/99Entre Computer           Cisco router

         07/01/99Entre Computer           Monitor /Keyboard

         07/01/99Entre Computer           Power cable for above

         07/01/99Entre Computer           Power cable for above

         07/06/99Insight Direct, Inc      Proliant 800

         07/08/99Insight Direct, Inc      4500mb Seagate

         07/08/99Insight Direct, Inc      Proliant 800 Frt

         07/15/99Insight Direct, Inc      Tecra 8000 300mhz

         07/15/99Insight Direct, Inc      HP kayak PIII 500

         07/21/99Insight Direct, Inc      Equilibrium debabel.

         07/22/99Insight Direct, Inc      CDR Mac Exct

         07/26/99Atlanta Technologies     Paradyne system

         07/26/99Insight Direct, Inc      Compaq deskpro PII

         07/26/99Insight Direct, Inc      Ethernet card

         07/29/99Insight Direct, Inc      17" Monitor

         07/30/99Insight Direct, Inc      HP 882C printer

         07/30/99Insight Direct, Inc      Ethernet card

         07/30/99Insight Direct, Inc      Toshiba 8000/Printer

         07/30/99Insight Direct, Inc      Network dock

         07/30/99Insight Direct, Inc      Compaq PII 400

         08/16/66Insight Direct, Inc      Keyboard

         08/31/99Insight Direct, Inc      Laserjet 2100m prt

         08/31/99Insight Direct, Inc      HP4050 Network

         08/31/99Insight Direct, Inc      Etherlink XL10/100

         08/10/99Micro Center             Intel 400mhz Pentium

         08/05/99Insight Direct, Inc      Hp Kayak XA PIII 500

         08/11/99Insight Direct, Inc      Compaq EP PII 400

         08/11/99Insight Direct, Inc      Network dock port

         08/11/99Insight Direct, Inc      Compaq 901gb Ultra

         08/24/99Insight Direct, Inc      Compaq EP PII 400

         08/25/99Insight Direct, Inc      Compaq EP PII 400

         08/25/99Insight Direct, Inc      Compaq Pro. 1600R

         08/25/99Insight Direct, Inc      Compaq Pro. 1600R

         04/14/99Communication Tech       K Class Boxes

         09/01/99Insight Direct, Inc      HP kayak PIII 500

         09/01/99Insight Direct, Inc      Eiconcard S51

         09/17/99Insight Direct, Inc      credit memo

         09/01/99Insight Direct, Inc      HP 8200I 4X write

         09/01/99Laptop purch. by         Latptop
                 Lauralyn

         09/21/99Insight Direct, Inc      Compaq Deskpro EP

         09/17/99Insight Direct, Inc      Compaq Deskpro EP

         09/01/99Insight Direct, Inc      Proliant 1600R

         09/01/99Insight Direct, Inc      Proliant 1600R

         09/16/99Insight Direct, Inc      Proliant 1600R

         09/16/99Insight Direct, Inc      Proliant 1600R

         09/16/99Insight Direct, Inc      256MB Memory

         09/21/99Insight Direct, Inc      Smart Array 3200

         09/21/99Insight Direct, Inc      Exchange Server

         09/21/99Insight Direct, Inc      Proliant 3000r 6/450

         09/11/99Insight Direct, Inc      Etherlink XL10/100

         09/21/99Insight Direct, Inc      3- 19inch Monitors

         09/21/99Insight Direct, Inc      HP Kayak XA PIII 450mhz

         09/30/99Inacom                   Server

         09/30/99Nact                     DLT Drives

                 Insight Direct, Inc      Tectra 8000 300Mhz

         09/22/99Insight Direct, Inc      Tectra 8000 300Mhz

         09/22/99Insight Direct, Inc      Network dock port

         09/10/99Insight Direct, Inc      Princeton monitors 17"

         09/10/99Insight Direct, Inc      Compaq EP PII 400

         09/29/99Insight Direct, Inc      Visio Enterprise

         09/29/99Insight Direct, Inc      Compaq EP PII 400

         10/22/99Insight Direct, Inc      writeable cd drive

         10/01/99Insight Direct, Inc      computers

         10/11/99Insight Direct, Inc      computer/moniter

         10/31/99Inacom                   computer return

         10/08/99Insight Direct, Inc      HP Procurve Switches

         10/01/99Insight Direct, Inc      computer/moniter

         10/08/99Insight Direct, Inc      compaq proliant, smart array

         10/18/99Insight Direct, Inc      HP Kayak/moniters

         10/18/99Insight Direct, Inc      computer/moniter

         10/01/99Insight Direct, Inc      18.2gb SCSI

         10/19/99Insight Direct, Inc      computer/moniter

         10/22/99Insight Direct, Inc      writable cd/color printer

         10/08/99Insight Direct, Inc      Computers

         10/08/99Insight Direct, Inc      Compaq computers

         10/18/99Insight Direct, Inc      Compaq computers

         10/18/99Insight Direct, Inc      Etherlink

         10/08/99Insight Direct, Inc      Server

         10/31/99Insight Direct, Inc      Tecra 8000 300mhz

         10/27/99Insight Direct, Inc      Compaq

         10/08/99Insight Direct, Inc      Compaq

         11/30/99Insight Direct, Inc      HP laserjet 4050

         11/30/99Insight Direct, Inc      Compaq EP PII 350

         11/11/99Insight Direct, Inc       3 Compaq EP PII 350

         11/30/99Insight Direct, Inc      Compaq EP PII 350

         11/30/99Insight Direct, Inc      Compaq EP PII 350

         11/30/99Insight Direct, Inc      HP Deskjet 882c

         11/30/99Insight Direct, Inc      Server

         11/30/99Insight Direct, Inc      Pluggable drive

         11/30/99Insight Direct, Inc      Compaq proliant 1600r

         11/30/99Insight Direct, Inc      HP kayak PIII 500

         11/11/99Insight Direct, Inc      Compaq EP PII 350

         11/02/99Inacom                   Com 256MB MOD

         11/10/99Insight Direct, Inc      HP kayak PIII 500

         11/30/99Insight Direct, Inc      Fasthub

         11/01/99Insight Direct, Inc      2 Monitors 19 in.

         11/01/99Insight Direct, Inc      3 Viking 128mb Module

         11/01/99Insight Direct, Inc      2 kayak xa p3/450

         11/10/99Insight Direct, Inc      2 Monitors 19 in.

         11/10/99Insight Direct, Inc      2 Monitors 19 in.

         11/10/99Insight Direct, Inc      2 HP kayak PIII 500

         11/11/99Insight Direct, Inc      2 HP kayak PIII 500

         11/30/99Insight Direct, Inc      Compaq smart array

         11/30/99Insight Direct, Inc      Proliant 5500 Xeon

         11/30/99Insight Direct, Inc      3 19 in Monitors

         11/30/99Insight Direct, Inc      3 HP kayak PIII 500

         11/30/99Insight Direct, Inc      HP Procurve Switches

         11/30/99Insight Direct, Inc      Etherlink

         12/31/99Insight Direct, Inc      Hp 882c printer

         12/31/99Insight Direct, Inc      Princeton monitors 17"

         12/31/99Insight Direct, Inc      HP kayak PIII 500

         12/01/99Entre computer           Compaq sdram

         12/28/99Insight Direct, Inc      Compaq deskpro EP PIII 450

         12/02/99Insight Direct, Inc      HP Kayak PIII 500/Monitor

         12/27/99Insight Direct, Inc      128MB sdram

         12/28/99Insight Direct, Inc      Tecra 8000 300mhz

         12/13/99Insight Direct, Inc      Tectra 8000 300Mhz

         01/01/00Insight                  Kayak computer, 19" moniter

         01/19/00Insight                  Returned eiconcoard S51

         01/18/00Insight                  Proliant 5500R xeon, power supply

         01/31/00Clarent                  SPR/KT AC POWER SUPPLY

         01/31/00Entre Computers          HP Procurve switch  1600

         01/31/00Insight                  moniter, lithium battery, network
                                          dock, 64mb toshiba tercra

         01/10/00Insight                  19in moniter

         01/10/00Insight                  Kayak computer

         01/26/00Insight                  2 compaq deskpros, 2 17" moniters

         01/18/00Insight                  19" moniter

         01/18/00Insight                  Digital camera

         01/18/00Insight                  19"moniter, mouse, networkdock,
                                          64MB tecra 8000

         01/18/00Insight                  19" moniter, mouse

         01/18/00Insight                  Toshiba Network dock Port

         01/10/00Insight                  HP Kayak computer, 19in Moniter

         01/20/00Insight                  3 kayak computers

         01/18/00Bay Data Consultants     HP 9000 NetCool

         01/01/00Insight                  MS Windows NT Server

         01/18/00Insight                  Tercra 8000, 17" Monitor, lithium
                                          battery,Toshiba network dock port

         01/31/00Insight                  monitors

         01/19/00Insight                  Mouse, Coputer, dockport, moniter

         01/31/00Verisign                 firewall, encrypion, VPN-1

         01/25/00Insight                  19" monitor

         01/25/00Insight                  computer, dock port, monitor,
                                          mouse

         02/03/00Bay Data Consultants     HP Add-on 18.2 GB 10 disk

         02/29/00Insight                  CM-on invoice not pd

         02/04/00Insight                  19' moniter

         02/04/00Insight                  19' moniter

         02/04/00Insight                  moniter, computer

         02/01/00Insight                  Battery,dock port, adapter

         02/04/00Insight                  computer, moniter

         02/04/00Insight                  19in moniter

         02/16/00Sunrise Telecom          High Capacity Printer

         02/29/00Bay Data Consultants     A class HP server, DVD rom module

         02/29/00Bay Data Consultants     Lan for Admin Server

         03/07/00Insight                  Kayak computer

         03/07/00Insight                  Compaq deskpro-monitor

         03/10/00Insight                  Monitor

         03/10/00Insight                  Toshiba Tecra, dockport,64MBTosh

         03/21/00Insight                  Toshiba Tecra, dockport,mouse

         03/07/00Insight                  Toshiba Tecra,dockport,mouse,
                                          monitor

         03/07/00Insight                  Compaq deskpro-monitor

         03/13/00Insight                  Realport 10/100

         03/13/00Insight                  Toshiba Tecra, dockport

         03/21/00Insight                  Kayak, Monitor

         03/07/00Insight                  Keyboard, accessories, Monitor

         03/07/00Insight                  Earthlink

         03/21/00Insight                  Kayak, monitor

         03/07/00Insight                  Kayak

         03/06/00Insight                  compaq IPAQ

         03/16/00Bay Data Consultants     JP LH3 6 Bay Drive Gage, HP9.1GB
                                          SCSI

         03/22/00Insight                  5compaq 18.2 GB & 2 9.1 GB

                                          plugable

         04/20/001st Finical

         04/03/00Insight                  Compaq deskpro-monitor

         04/06/00Insight                  Kayak XM600 P3-533 10g HD

         04/06/00Western Telematic Inc    16-Port Data Matrix Switch

         04/18/00Western Telematic Inc    16-Port Data Matrix Switch

         04/24/00Entre Computers          Belkin Omni view pro, HP procurve
                                          switch,sisco smartnet

         05/11/00Insight                  2 Compaq proliant, 600mhz
                                          processer, 9.1 gb ultra2, 128mb
                                          memory

         05/11/00Insight                  Compaq deskpro-monitor

         05/11/00Insight                  toshiba tecra, 17" monitor, dock
                                          port

         05/16/00Insight                  256 mb SDRAM

         05/10/00Insight                  Kayak, 19" moinor

         06/15/00convergent               HP Procurve switch  1600

         06/14/00Insight                  9.1 GB plugg

         06/14/00Insight                  MS windows NT server

         06/14/00Insight                  compaq proliant 1600 PII, Compaq
                                          smart 221-array

         07/12/00Insight                  hp laser jet 4050 Network Printer

         08/31/00                         BCT installation GMBH

         08/14/00Dell                     Latitude CPzH500GT Pentium III
                                          14.1

         08/14/00Insight                  Compaq Ipaq PIII 500 mhz 128 MB,
                                          Compaq 24x IPAQ CD-Rom, Compaq
                                          IpAq LS-120 Drive

         08/14/00PC Connection            HP laserJet 2100m printer

         08/07/00Insight                  Kayak XM600 P3-533 10g HD

         08/08/00Insight                  19in moniter

         08/23/00DetaCom                  HP LCII rack

         08/23/00Insight                  128 MB RDRAM RIMM 700 MHZ for HP

         08/23/00Insight                  19in moniter

         09/13/00Insight                  Compaq Ipaq Legacy-Free PIII

         09/07/00PC Connection            HP laser Jet 2100m printer

         09/07/00Kent Datacom             Hardware for the LAN Cisc WS C-
                                          424M-5PK

         10/11/00Insight                  Lasterjet 2100M printer

         10/24/00Convergent               2924XL Enterprise switch

         10/02/00e^Delta.com              Sun 128MB ram upgrade kit

         11/16/00Dell                     Latitude LS H5000ST, 12.1 IN, TFT
                                          Niden, NIC Englisj

         11/30/00convergent               (4)17" Rackmount Monitor, (3)
                                          tilting keybrd try 19", (4) ibm
                                          space saver keybrd

         03/07/01insight                  Viking 256MB

         03/07/01insight                  Compaq 600 mhz proccessor

         03/07/01insight                  Compaq 600 mhz PIII 500 512 proc
                              Schedule "1.1(c)"
                         Assumed Contracts and Leases

 The following are the Assumed Contracts and Leases under the Agreement and their corresponding cure amounts:

      Executory Agreement             Equipment/Services       Proposed Cure
 Banc of America Vendor         Computer equipment             None _
 Finance, Inc.                                                 unsecured
 Attn:  Kelly Achenbach
 GA7-903-04-14
 1355 Windward Concourse
 Alpharetta, Georgia  30005
 Case Credit Corp.              Generator and transfer switch  None _ no pre
 7990 Trinity Road, Ste. 202                                   or post-
 Memphis, TN  38018                                            petition
                                                               arrearage
 Datahouse                      Warehousing                    $0 -- not
 1 Perimeter Park South                                        executory
 Suite 100                                                     contract
 Birmingham, AL  35243
 First Sierra Financial         Computer equipment             $1,466
 Attn:  Darron B. O'Neal
 600 Travis Street
 14th Floor
 Houston, Texas  77002
 First Sierra Receivables III   Computer equipment             None _ no pre
 800 Travis Street                                             or post-
 14th Floor                                                    petition
 Houston, Texas  77002                                         arrearage
 Franklin Property Co.          Lease for office space         $4,272
 (B.F. Saul Real Estate         located at 1000 Circle 75
 Investment Trust)              Parkway, Suite 700, Atlanta,
 900 Circle 75 Parkway          Georgia  30339
 Suite 100
 Atlanta, Georgia  30339
 Hewlett Packard Corp.          Computer equipment             $29, 385.50
 20 Perimeter Summit Blvd.
 Atlanta, Georgia  30319
 Liebert Corp.                  Air conditioning and           none_not an
 P.O. Box 70474                 servicing                      executory
 Chicago, Illinois  60673                                      contract


 GE Capital                     Copiers                        $884
 501 Corporate Centre Dr.
 Suite 600
 Franklin, TN  37067
 (formerly Mita Financial
 Services)
 NTFC Capital                   Telephone Equipment            $5,427
 501 Corporate Centre Drive
 Suite 600
 Franklin, TN  37067
 Great American Leasing Corp.   Mailing machine                $2,692
 135 S. LaSalle Street
 Chicago, Illinois  60674-8742
 Oracle                         Computer Software and
 P.O. Box 61028                 Servicing
 Chicago, Illinois  60694

                                Schedule 1.13
                               Excluded Assets

 The following assets are Excluded Assets under the Agreement:

 1. Cash or cash equivalents held by either Seller, including customer deposits;

 2.   Accounts receivable;

 3. Any bankruptcy avoidance actions, including any actions brought under 11 U.S.C. SS 547 and 548;

 4. Any non-bankruptcy lawsuits, whether currently asserted or potentially actionable, for which either Seller may have a cause of action.

 5. A license agreement between COLO 6, LLC and Rapid Link USA, Inc. for cabinet space in Room 600A located at 650 South Grand Avenue, 6th Floor, Los Angeles, California and for the license of one (1) T-1 Inter Building Line, one (1) T-1 Intra Building Line and three (3) T-3 Inter Building (Mixed) Lines;

 6. A facilities management service agreement between International Career Information, Inc. (Telecom Management Resources) and Rapid Link USA, Inc. for the lease of space located 111 Pavonia Avenue, Suite 1413 (4th Floor), Jersey City, New Jersey and for the connection, installation and maintenance of provision of NACT STX switching equipment, including but not limited to the provision of an uninterruptible power supply, emergency power supply and all other maintenance required to support the switching equipment;

 7. The following equipment purchased from World Access, Inc., secured by a UCC-1 (UCC File Number 033199919077) on the assets contained therein, subsequently assigned to Bank of America (UCC File Number 033200104694) and commonly referred to as "Loan No. N-99-013-2":

           a.   Two (2) STX Basic Systems, including all components thereto;
           b.   Two (2) UPS-2K VA 120 VACs;
           c.   Eighteen (18) DSP Boards;
           d.   Twenty (20) T1/E1/ISDNs;
           e.   Two (2) Ethernet Network Boards and Kits;
           f.   All applications and/or languages subject to the agreement;
           g.   Two (2) T1/E1/ISDN (One for NJ and one for Atlanta);
           h. One (1) Master Control Unit _ Basic System and all components thereto;
           i.   One (1) MCU Raid System 27 Gig;
           j.   One (1) STX SDO 9 Gig Drive for existing STX in NJ;
           k.   One (1) UPS-2K VA 120 VAC;
           l.   One (1) Ethernet Network Board & Kit; and
           m.   One (1) Spare 120 VAC Power Tray

 8. Leases between Minolta Business Solutions, 1850 Beaver Ridge Circle, Suite A, Norcross, Georgia 30071 and Rapid Link for the following fax machines:

           a. One (1) Minolta Fax 1600 _ Serial No. 111006402 and all accessions thereto;
           b.   One (1) Minolta Fax 2600 and all accessions thereto;  and
           c.   Two (2) Minolta Fax 2600 and all accessions thereto.

 9. The following equipment currently leased from Lyon Credit Corporation, secured by a UCC-1 (UCC File Number 3399018861) on the assets listed below and subsequently assigned to United Capital, a Division of Hudson United Bank (UCC File Number 3398019886):

           a. One (1) STX Basic System _ Serial No. 1109816803, including all components thereto;
           b.   Seven (7) DSP Boards;
           c.   Seven (7) T1 Boards;
           d.   One (1) STX Raid System & Gig with DLT;
           e.   One (1) UPS, 2.0k VA with Battery Pack;
           f.   All application/languages; and
           g.   One (1) 120 Volt Power Tray.

 10. The following vendor agreements currently in use by Debtor Rapid Link USA, Inc:

           a.   Access Network Limited;
           b.   Amentech;
           c.   Asia Access Telecom;
           d.   Atlas;
           e.   AT&T;
           f.   Bayan Telecommunications, Inc.;
           g.   BCH Communications;
           h.   Bell Atlantic;
           i.   Bell South;
           j.   Cable & Wireless;
           k.   GTS CzechNet (Dattel);
           l.   Facilicom;
           m.   Federal Express;
           n.   Focal;
           o.   Forval Telecom;
           p.   GRIC;
           q.   Hercules Communications;
           r.   iBasis;
           s.   ICE;
           t.   I-Link;
           u.   Ionosphere;
           v.   KDDI America;
           w.   Korea Telecom;
           x.   KPN Qwest;
           y.   Marine Corps Communication Services;
           z.   Modem Digital Communications;
           aa.  MFS;
           bb.  MCC;
           cc.  MCI/Worldcom;
           dd.  Net4Earth;
           ee.  Netsiskom;
           ff.  NTT;
           gg.  Ocen;
           hh.  Peregrine;
           ii.  PGE;
           jj.  Primus;
           kk.  Qwest;
           ll.  Regulus;
           mm.  Savvis Communications;
           nn.  SK Telink;
           oo.  Sprint;
           pp.  Star Telecommunications;
           qq.  Stars & Stripes;
           rr.  Startec;
           ss.  SuperWeb Asia;
           tt.  SWA;
           uu.  Teledanmark;
           vv.  Teleglobe;
           ww.  Telekom Malaysia Berhad;
           xx.  Reach (Telstra);
           yy.  The Exchange;
           zz.  Unitel;
           aaa. Ursus;
           bbb. Verizon;
           ccc. Williams Communications; and
           ddd. World Link.

 11. All equipment from Lucent Technologies, including but not limited to gateways, if any;

 12.  All equipment from Convergent Communication Services, if any;

 13. An End User License Agreement between Clarent Corp. and Rapid Link USA, to the extent said agreement is still in effect; and

 14.  An advertising agreement with Pinnacle.